Ex-99.23(d)(113)
                                    AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                        WESTERN ASSET MANAGEMENT COMPANY

     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and WESTERN ASSET MANAGEMENT COMPANY, a California corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of May 1, 2006 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust; and

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses; and

     WHEREAS, in order to reflect name changes for all funds to include the word "Asset" when referencing the Sub-Adviser (formerly the Sub-Adviser was referenced as "Western," hereinafter, the Sub-Adviser should be referenced as "Western Asset"), Schedule A and Schedule B must be amended.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated January 16, 2007, attached hereto.

     2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated January 16, 2007, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 16th day of January, 2007.

JACKSON NATIONAL ASSET                   WESTERN ASSET
MANAGEMENT, LLC                          MANAGEMENT COMPANY


By:__________________________________    By:____________________________________
Name:   Andrew B. Hopping                Name:__________________________________
Title:  President                        Title:_________________________________

                                   SCHEDULE A
                             DATED JANUARY 16, 2007
                                     (Funds)

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                     JNL/Western Asset High Yield Bond Fund


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                      JNL/Western Asset Strategic Bond Fund


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             JNL/Western Asset U. S. Government & Quality Bond Fund


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
                                   SCHEDULE B
                             DATED JANUARY 16, 2007
                                 (Compensation)


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                     JNL/Western Asset High Yield Bond Fund

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AVERAGE DAILY NET ASSETS                                    ANNUAL RATE

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$0 to $50 Million                                               0.35%

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$50 Million to $100 Million                                     0.30%

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Amounts over $100 Million                                       0.25%

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                   JNL/Western Asset Strategic Bond Fund

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AVERAGE DAILY NET ASSETS                                    ANNUAL RATE

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$0 to $50 Million                                              0.375%

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$50 Million to $150 Million                                    0.350%

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$150 Million to $500 Million                                   0.300%

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Amounts over $500 Million                                      0.250%

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                          JNL/Western Asset U. S.
                      Government & Quality Bond Fund

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AVERAGE DAILY NET ASSETS                                    ANNUAL RATE

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$0 to $150 Million                                             0.225%

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$150 Million to $300 Million                                   0.175%

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$300 Million to $500 Million                                   0.150%

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Amounts over $500 Million                                      0.100%

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